As filed with the Securities and Exchange Commission on July 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TILLY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2164791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Whatney

Irvine, CA 92618

(949) 609-5599

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edmond Thomas

President and Chief Executive Officer

Tilly’s, Inc.

10 Whatney

Irvine, California 92618

(949) 609-5599

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cary K. Hyden, Esq.

Michael A. Treska, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Class A common stock, par value $0.001 per share	9,500,000 shares	$14.975	$142,262,500.00	$17,711.68

(1)	Represents the maximum number of shares of Class A common stock, par value $0.001 per share (“Class A common stock”), issuable upon conversion of 8,859,389 shares of Class B common stock, par value $0.001 per share (“Class B common stock”), held by certain of the Selling Stockholders (as defined in this Registration Statement) at a conversion rate of one share of Class A common stock for each share of Class B common stock, as well as 540,611 shares of Class A common stock held by Reid Investments LLC, and 100,000 shares of Class A common stock underlying stock options granted to Hezy Shaked that have vested and are exercisable.
(2)	The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices reported for the registrant’s Class A common stock on July 16, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 17, 2018.

PROSPECTUS

TILLY’S, INC.

9,500,000 Shares

Class A Common Stock

Offered by the Selling Stockholders

This prospectus relates solely to the resale from time to time of up to an aggregate of 9,500,000 shares of Class A common stock, par value $0.001 per share (“Class A common stock”), by the selling stockholders named herein, including their respective pledgees, donees, transferees or other successors-in-interest (the “Selling Stockholders”), which represents the maximum number of shares of Class A common stock issuable upon conversion of 8,859,389 shares of Class B common stock, par value $0.001 per share (“Class B common stock”), held by certain of the Selling Stockholders at a conversion rate of one share of Class A common stock for each share of Class B common stock, in addition to 540,611 shares of Class A common stock held by Reid Investments LLC, and 100,000 shares of Class A common stock underlying stock options granted to Hezy Shaked that have vested and are exercisable.

We are not selling any Class A common stock under this prospectus, and we will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders.

Each time any of the Selling Stockholders offer and sell Class A common stock, such Selling Stockholders will provide a supplement to this prospectus that contains specific information about the offering and such Selling Stockholders, as well as the amounts, prices and terms of the Class A common stock to be offered thereby. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in our Class A common stock.

The Selling Stockholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of our Class A common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No Class A common stock to be sold under this prospectus may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such Class A common stock.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “TLYS.” On July 16, 2018, the last reported sale price of our Class A common stock on the New York Stock Exchange was $15.12 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Stockholders named herein may, from time to time, sell up to 9,500,000 shares of Class A common stock in one or more offerings as described in this prospectus. Each time that the Selling Stockholders offer and sell Class A common stock, the Selling Stockholders will provide a prospectus supplement to this prospectus that contains specific information about the Class A common stock being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Class A common stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Stockholders will not make an offer to sell this Class A common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, except where the context otherwise requires or where otherwise indicated, the terms “the Company”, “World of Jeans & Tops”, “WOJT”, “we”, “our”, “us”, “Tillys” and “Tilly’s” refer to Tilly’s, Inc. and its wholly owned subsidiary, World of Jeans & Tops, a California corporation. When we refer to “you,” we mean the potential holders of the Class A common stock that may be offered pursuant to this prospectus.

This prospectus, including the information incorporated herein by reference, includes and may include our trademarks, trade names, and service marks, which are protected under applicable intellectual property laws and are our property. This prospectus, including the information incorporated herein by reference, also contains trademarks, trade names, and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names, and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names, and service marks. We do not intend our use or display of other parties’ trademarks, trade names, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. “Ambitious”, “Blue Crown”, “Division 7”, “Eldon”, “Full Tilt”, “Full Tilt Sport”, “If it’s not here...it’s not happening”, “Infamous”, “RSQ”, “Tilly’s”, “Vindicated”, “Destined”, “Tilly’s Clothing & Shoes”, ”Full Tilt Swim”, “Girl in Motion”, “The Tilly’s Hookup”, “Vaporize”, “Ivy + Main”, and “Sky and Sparrow” and logos related to some of these names, are among our trademarks registered with the United States Patent and Trademark Office.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.tillys.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered Class A common stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended February 3, 2018, filed with the SEC on March 30, 2018.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2018.

•	Our Current Reports on Form 8-K filed with the SEC on January 25, 2018 and May 30, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended May 5, 2018, filed with the SEC on June 13, 2018.

•	The description of our Class A common stock contained in our registration statement on Form 8-A, dated May 2, 2012, filed with the SEC on May 2, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Tilly’s, Inc.

10 Whatney

Irvine, California 92618

(949) 609-5599

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Tillys is a leading destination specialty retailer of casual apparel, footwear and accessories for young men, young women, boys and girls. We believe we bring together an unparalleled selection of iconic global, emerging and proprietary brands rooted in an active and outdoor lifestyle. Our stores and website are designed to be a seamless extension of our teen and young adult consumers’ lifestyles in a stimulating environment. Tillys is headquartered in Irvine, California and we operated 222 stores in 31 states as of May 5, 2018. Our stores are located in malls, lifestyle centers, ‘power’ centers, community centers, outlet centers and street-front locations. Customers may also shop online, where we feature the same assortment of products as is carried in our brick-and-mortar stores, supplemented by additional online-only styles. We believe our success across a variety of real estate venues and geographies in the United States demonstrates Tillys’ portability. Our goal is to serve as a destination for the most relevant merchandise and brands important to our customers.

The Tillys concept began in 1982 when our co-founders, Hezy Shaked and Tilly Levine, opened their first store in Orange County, California. Tilly’s, Inc., a Delaware corporation, conducted an initial public offering on May 2, 2012, becoming the publicly-traded entity that operates the Tillys business through its wholly-owned subsidiary, World of Jeans & Tops, a California corporation. We filed our certificate of incorporation with the Secretary of State of Delaware on May 4, 2011.

Our principal executive offices are located at 10 Whatney, Irvine, CA 92618, and our telephone number is (949) 609-5599.

RISK FACTORS

Investment in any Class A common stock offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such Class A common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Class A common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this prospectus are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected earnings, revenues, comparable store sales, operating income, earnings per share, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•	our ability to successfully open new stores and profitably operate our existing stores;

•	our ability to attract customers to our e-commerce website;

•	our ability to efficiently utilize our e-commerce fulfillment center;

•	effectively adapting to new challenges associated with our expansion into new geographic markets;

•	our ability to establish, maintain and enhance a strong brand image;

•	generating adequate cash from our existing stores to support our growth;

•	identifying and responding to new and changing customer fashion preferences and fashion-related trends;

•	competing effectively in an environment of intense competition both in stores and online;

•	containing the increase in the cost of mailing catalogs, paper and printing;

•	the success of the malls, power centers, neighborhood and lifestyle centers, outlet centers and street-front locations in which our stores are located;

•	our ability to attract customers in the various retail venues and geographies in which our stores are located;

•	our ability to adapt to downward trends in traffic for our stores and changes in our customers’ purchasing patterns;

•	adapting to declines in consumer confidence and decreases in consumer spending;

•	our ability to adapt to significant changes in sales due to the seasonality of our business;

•	our ability to compete in social media marketing platforms;

•	price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold;

•	natural disasters, unusually adverse weather conditions, boycotts and unanticipated events;

•	changes in the competitive environment in our industry and the markets we serve, including increased competition from other retailers;

•	our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices;

•	increases in costs of energy, transportation or utility costs and in the costs of labor and employment;

•	our ability to balance proprietary branded merchandise with the third-party branded merchandise we sell;

•	most of our merchandise is made in foreign countries, making price and availability of our merchandise susceptible to international trade conditions;

•	failure of our vendors and their manufacturing sources to use acceptable labor or other practices;

•	our dependence upon key executive management or our inability to hire or retain the talent required for our business;

•	our ability to effectively adapt to our rapid expansion in recent years and our planned expansion;

•	failure of our information technology systems to support our current and growing business, before and after our planned upgrades;

•	disruptions in our supply chain and distribution center;

•	our indebtedness and lease obligations, including restrictions on our operations contained therein;

•	our reliance upon independent third-party transportation providers for certain of our product shipments;

•	our ability to increase comparable store sales or sales per square foot, which may cause our operations and stock price to be volatile;

•	disruptions to our information systems in the ordinary course or as a result of systems upgrades;

•	our inability to protect our trademarks or other intellectual property rights;

•	acts of war, terrorism or civil unrest;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	our ability to secure the personal financial information of our customers and comply with the security standards for the credit card industry;

•	our failure to maintain adequate internal controls over our financial and management systems; and

•	continuing costs incurred as a result of being a public company.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

See “Risk Factors,” as well as those factors or conditions described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case in our annual report on Form 10-K for the year ended February 3, 2018 and in subsequent filings with the SEC incorporated by reference in this prospectus for a more complete discussion of the risks and uncertainties mentioned above and for discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and the documents incorporated herein, and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

We caution you that the risks and uncertainties identified by us may not be all of the factors that are important to you. Furthermore, the forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A common stock by any of the Selling Stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	100,000,000 shares of Class A common stock, $0.001 par value;

•	35,000,000 shares of Class B common stock, $0.001 par value; and

•	10,000,000 shares of preferred stock, $0.001 par value.

Common Stock

Our certificate of incorporation divides our common stock into two classes of common stock, Class A common stock and Class B common stock. Holders of Class A common stock and Class B common stock have identical rights, except with respect to certain voting and conversion as further described below. The holders of Class A common stock are entitled to one vote per share held of record and holders of Class B common stock are entitled to 10 votes per share held of record on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to shares of preferred stock, the holders of our common stock will possess the exclusive voting power.

Holders of our common stock will have no preference, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.

Voting Rights.

On all matters on which the holders of our common stock are entitled to vote, the holders of the Class A common stock and the Class B common stock vote together as a single class. Holders of Class A common stock are entitled to one vote for each share held of record and holders of Class B common stock are entitled to 10 votes for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock will not have cumulative voting rights, which means that in the election of directors, the holders of shares of common stock representing a plurality of the votes cast can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Our stockholders cannot amend, alter or repeal any provision of our bylaws without the affirmative vote of two thirds of all stockholders voting together as a single class.

Conversion of Class B Common Stock.

All outstanding shares of Class B common stock will convert automatically into a like number of shares of Class A common stock in the event:

•	The number of shares of Class A common stock and Class B common stock beneficially owned by Hezy Shaked and any Hezy Shaked Entity (as defined below), in the aggregate, represents less than 15.0% of the total aggregate number of shares of Class A common stock and Class B common stock outstanding;

•	The death of Hezy Shaked; or

•	Mr. Shaked’s ceasing to be affiliated with us in any capacity as a result of a permanent disability.

In addition, shares of Class B common stock that are transferred will automatically convert into a like number of shares of Class A common stock, other than transfers to Hezy Shaked or a Hezy Shaked Entity.

For purposes of our certificate of incorporation, a “Hezy Shaked Entity” is:

•	any not-for-profit corporation controlled by Hezy Shaked, Tilly Levine or the children of Hezy Shaked and Tilly Levine, or any combination thereof;

•	any other corporation if at least 66% of the value and voting power of its outstanding equity is owned by Hezy Shaked, Tilly Levine or the children of Hezy Shaked and Tilly Levine, or any combination thereof;

•	any partnership if at least 66% of the value and voting power of its partnership interests are owned by Hezy Shaked, Tilly Levine or the children of Hezy Shaked and Tilly Levine, or any combination thereof;

•	any limited liability or similar company if at least 66% of the value and voting power of the company and its membership interests are owned by Hezy Shaked, Tilly Levine or the children of Hezy Shaked and Tilly Levine; or

•	any trust the primary beneficiaries of which are Hezy Shaked, Tilly Levine or the children of Hezy Shaked and Tilly Levine and/or charitable organizations, which if the trust is a wholly charitable trust, at least 66% of the trustees of such trust are appointed by Hezy Shaked, Tilly Levine or the children of Hezy Shaked and Tilly Levine.

Dividend Rights.

The holders of our common stock are entitled to receive pro rata such lawful dividends when, if and as may be declared from time to time by our board of directors out of funds legally available for payment. However, such dividends would be subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock. See “Dividend Policy.”

Liquidation.

In the event of a liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders. Any such pro rata distribution would be subject to the rights of the holders of any outstanding shares of our preferred stock.

Rights and Preferences.

The shares of our common stock have no preemptive rights, no redemption or sinking fund provisions and are not liable for further call or assessment. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. The outstanding shares of our common stock are, and all shares of common stock to be issued in this offering will be, non-assessable.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Dividend Policy

Our Class A common stock began trading on the New York Stock Exchange on May 4, 2012, in connection with our initial public offering. On January 31, 2017, we declared our first-ever special cash dividend of $0.70 per share to all holders of record of issued and outstanding shares of both Class A common stock and Class B common stock as of the close of business on February 15, 2017, with payment made on February 24, 2017. On January 24, 2018, we declared a special cash dividend of $1.00 per share to all holders of record of issued and outstanding shares of both Class A common stock and Class B common stock as of the close of business on February 9, 2018, with payment made on February 20, 2018. There can be no assurance that future dividends will be paid by us. We do not currently anticipate declaring any additional dividends in the foreseeable future. The declaration and payment of future dividends, if any, will be at the sole discretion of our board of directors based on its consideration of various factors, including our operating results, financial condition, and anticipated capital requirements.

Preferred Stock

As of July 16, 2018, we had no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Accordingly, our board of directors, without stockholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A common stock, may adversely affect the voting and other rights of the holders of our common stock, and could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. At present, we have no plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders, of up to 9,500,000 shares of our Class A common stock, which represents the maximum number of shares of Class A common stock issuable upon conversion of 8,859,389 shares of Class B common stock held by certain of the Selling Stockholders at a conversion rate of one share of Class A common stock for each share of Class B common stock, in addition to 540,611 shares of Class A common stock held by Reid Investments LLC, and 100,000 shares of Class A common stock underlying stock options granted to Hezy Shaked that have vested and are exercisable.

On May 2, 2012, in connection with the initial public offering of the Company, Hezy Shaked, Tilly Levine and certain trusts for which immediate family members of Mr. Shaked and Ms. Levine were trustees and the beneficiaries, exchanged all of their equity interests in World of Jeans & Tops for shares of Tilly’s, Inc. Class B common stock on a one-for-one basis. On September 2, 2014, the trusts that held such shares of Class B common stock terminated by their respective terms, and, in accordance with their terms, distributed for no consideration their respective Class B common stock to the remaining Selling Stockholders described below.

The following table sets forth information with respect to the beneficial ownership of our common stock held as of July 16, 2018 by each of the Selling Stockholders, including the number of shares of Class A common stock being offered hereby and information with respect to common stock to be beneficially owned by the Selling Stockholders assuming all the shares of Class A common stock registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

The information set forth in the table below is based on information provided by or on behalf of the Selling Stockholders. Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The Selling Stockholders may offer all, some or none of their shares of Class A common stock to the extent permitted by the rules of the SEC. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the Selling Stockholders listed in the table below may have sold, transferred or otherwise disposed of all or a portion of their Class A common stock since the date on which they provided the information set forth in the table below. The address of each of the Selling Stockholders named in the table below is: c/o Tilly’s, Inc., 10 Whatney, Irvine, California, 92618.

Certain information regarding relationships between the Selling Stockholders and us is set forth following the table below and elsewhere in this prospectus.

		Shares of common stock beneficially owned prior to the offering				Maximum number of shares of Class A common stock offered(6)	Shares of common stock beneficially owned after sale of maximum number of shares that may be offered in the offering
Name of Selling Stockholder	Class A(1)	Percent of Class(2)	Class B(3)	Percent of Class(4)	Percent of Total Voting Power(5)		Class A (1)	Percent of Class (2)	Class B (3)	Percent of Class	Percent of Total Voting Power (5)(6)
Hezy Shaked (7)	640,611	4.1%	12,450,952	90.5%	81.7%	5,298,697	—	—	4,899,108	100.0%	66.7%
Tilly Levine (8)	—	—	4,001,919	29.1%	4.2%	2,353,147	—	—	1,000,000	20.4%	—
Tilly Levine, Trustee HS Annuity Trust Dated August 6, 2010 Trust for Netta Shaked-Schroer (9)	—	—	324,386	2.4%	2.1%	324,386	—	—	—	—	—
Tilly Levine, Trustee HS Annuity Trust Dated August 6, 2010 Trust for Amy Shaked-Diaz (10)	—	—	324,386	2.4%	2.1%	324,386	—	—	—	—	—
Amy Shaked Diaz & Netta Shaked- Schroer, Co-Trustees of the TL Annuity Trust Dated August 6, 2010 Trust for Netta Shaked-Schroer (11)	—	—	329,387	2.4%	2.1%	329,387	—	—	—	—	—
Amy Shaked Diaz & Netta Shaked- Schroer, Co-Trustees of the TL Annuity Trust Dated August 6, 2010 Trust for Amy Shaked-Diaz (12)	—	—	329,386	2.4%	2.1%	329,386	—	—	—	—	—
Reid Investments, LLC (13)	540,611	3.5%	—	—	*	540,611	—	—	—	—	—

*	Denotes less than 1.0%.
(1)	The information set forth in the table with respect to current ownership of Class A common stock does not reflect the shares of Class A common stock that are issuable upon conversion of the shares of Class B common stock listed in the table.
(2)	The percentage of shares of Class A common stock beneficially owned is computed on the basis of 15,649,185 shares of our Class A common stock outstanding as of July 16, 2018. Shares of Class A common stock which the applicable Selling Stockholder has the right to acquire within 60 days of July 16, 2018 are deemed to be outstanding and beneficially owned by the person holding such rights for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.
(3)	Each share of Class B common stock shall convert automatically into one share of Class A common stock upon transfer, other than to Hezy Shaked or any other Hezy Shaked Entities, as well as upon certain other events, in each case as described in “Description of Capital Stock—Common Stock—Conversion of Class B Common Stock”.
(4)	The percentage of shares beneficially owned is computed on the basis of 13,758,497 shares of our Class B common stock outstanding as of July 16, 2018.
(5)	Each holder of Class A common stock is entitled to one vote per share, and each holder of Class B common stock is entitled to ten votes per share, with holders of Class A common stock and holders of Class B common stock voting together as a single class.
(6)	Assumes that the Selling Stockholders dispose of all the shares of Class A common stock covered by this prospectus and do not acquire ownership of any additional shares of Class A common stock. The registration of these shares of Class A common stock does not necessarily mean that the Selling Stockholders will sell all or any portion of the Class A common stock covered by this prospectus.

(7)	Shares of common stock beneficially owned prior to the offering includes (a) 9,097,805 shares of Class B common stock held by The Hezy Shaked Living Trust Established May 18, 1999 (the “Hezy Shaked Living Trust”), of which Mr. Shaked is the trustee and beneficiary with sole voting and dispositive power, (b) 3,353,147 shares of Class B common stock held by The Tilly Levine Separate Property Trust Established March 31, 2004 (the “Tilly Levine Separate Property Trust”), of which Ms. Levine is the trustee and beneficiary, over which Mr. Shaked has sole voting power pursuant to a voting trust agreement with Ms. Levine, (c) 540,611 shares of Class A common stock held by Reid Investments, LLC, for which Mr. Shaked serves as sole manager with sole voting and investment control over the securities held thereby, and (d) 100,000 shares of Class A common stock underlying an option granted to Mr. Shaked that have vested and are exercisable. Shares of common stock beneficially owned after sale of maximum number of shares that may be offered in this offering includes (a) 3,899,108 shares of Class B common stock held by the Hezy Shaked Living Trust, of which Mr. Shaked is the trustee and beneficiary with sole voting and dispositive power, and (b) 1,000,000 shares of Class B common stock held by the Levine Separate Property Trust, of which Ms. Levine is the trustee and beneficiary, over which Mr. Shaked has sole voting power pursuant to a voting trust with Ms. Levine. Mr. Shaked serves as the Executive Chairman and Chief Strategy Officer for the Issuer.
(8)	Shares of common stock beneficially owned prior to the offering includes (a) 3,353,147 shares of Class B common stock held by The Tilly Levine Separate Property Trust of which Ms. Levine is the sole trustee and beneficiary (the “Levine Shares”), and (b) 324,386 shares of Class B common stock held by each of the HS Annuity Trust Dated August 6, 2010 Trust for Netta Shaked-Schroer (“Trust I”) and the HS Annuity Trust Dated August 6, 2010 Trust for Amy Shaked-Diaz (“Trust II”), of which Ms. Levine is trustee (648,772 shares in total). Shares of common stock beneficially owned after sale of maximum number of shares that may be offered in this offering includes 1,000,000 shares of the Levine Shares. Pursuant to a voting trust agreement with Mr. Shaked, Ms. Levine has granted Mr. Shaked, as trustee under the agreement, the right to vote the Levine Shares. Ms. Levine retains dispositive power over and full economic interest in the Levine Shares. Ms. Levine serves as the Vice President of Vendor Relations for the Issuer.
(9)	Ms. Levine serves as trustee for Trust I, and Netta Shaked-Schroer, daughter of Mr. Shaked and Ms. Levine, is the beneficiary of Trust I.
(10)	Ms. Levine serves as trustee for Trust II, and Amy Shaked-Diaz, daughter of Mr. Shaked and Ms. Levine, is the beneficiary of Trust II.
(11)	Netta Shaked-Schroer and Amy Shaked-Diaz, daughters of Mr. Shaked and Ms. Levine, serve as co-trustees for the TL Annuity Trust Dated August 6, 2010 Trust for Netta Shaked-Schroer (“Trust III”), and Netta Shaked-Schroer is the beneficiary of Trust III.
(12)	Netta Shaked-Schroer and Amy Shaked-Diaz, daughters of Mr. Shaked and Ms. Levine, serve as co-trustees for the TL Annuity Trust Dated August 6, 2010 Trust for Amy Shaked-Diaz (“Trust IV”), and Amy Shaked-Diaz is the beneficiary of Trust IV.
(13)	Mr. Shaked serves as sole manager of Reid Investments, LLC, with sole voting and investment control over the securities held thereby.

Relationships Between the Selling Stockholders and the Company

Hezy Shaked, Tilly Levine, Shaked Holdings, LLC and Amnet Holdings, LLC.

Mr. Shaked is our Co-Founder, Executive Chairman of our board of directors and one of our executive officers. Ms. Levine is our Co-Founder. Mr. Shaked, through the Hezy Shaked Living Trust, owns 63% of Shaked Holdings, LLC. Ms. Levine, through the Tilly Levine Separate Property Trust owns 37% of Shaked Holdings. Mr. Shaked, through the Hezy Shaked Living Trust, is the sole member and owner of Amnet Holdings, LLC, or Amnet Holdings.

Certain Leases

The Company leases a building (17 Pasteur, Irvine, California) from Amnet Holdings. The Company intends to use this property as its e-commerce fulfillment center. The lease payments adjust annually based upon the Los Angeles/Anaheim/Riverside Urban Consumer Price Index, not to exceed 7%, but a minimum of 3%, in any one annual increase. The Company incurred rent expense of $1.0 million in the fiscal year 2017 related to this lease. The lease expires on October 31, 2021.

The Company leases office and warehouse space (11 Whatney, Irvine, California) from Amnet Holdings. Pursuant to the lease agreement, the lease payment adjusts annually based upon the Los Angeles/Anaheim/Riverside Urban Consumer Price Index, not to exceed 7%, but a minimum of 3%, in any one annual increase. The Company incurred rent expense of $0.4 million in the fiscal year 2017 related to this lease. The lease expires on June 30, 2022.

The Company leases its corporate headquarters and distribution center (10 and 12 Whatney, Irvine, California) from Shaked Holdings. The lease payments increase annually by 3%. The Company incurred rent expense of $1.1 million in the fiscal year 2017 related to this lease. The lease expires on December 31, 2027.

Tax Indemnification Agreements

The Company entered into certain tax indemnification agreements with each of the Hezy Shaked Living Trust and the Tilly Levine Separate Property Trust. Pursuant to such tax indemnification agreements, the Company agreed to indemnify, defend and hold harmless each such stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income our subsidiary, World of Jeans & Tops, Inc., reported as an “S” Corporation. Such agreement provides that the Company defends and holds harmless such stockholders against any losses, costs or expenses, including reasonable attorneys’ fees, arising out of a claim for such tax liability.

Certain Employees

We employ Hezy Shaked as our Chief Strategy Officer. In fiscal 2017, Mr. Shaked received base compensation of $415,385 and other compensation in the amount of $33,023, which included $24,923 for his automobile allowance and $8,100 for 401(k) matching contributions. We also employ Tilly Levine as our Vice President of Vendor Relations. In fiscal 2017, Ms. Levine received base compensation of $16,538 and other compensation in the amount of $540 for 401(k) matching contributions. Ms. Levine and Mr. Shaked also participated in our health and wellness program available to all other eligible employees.

Tilly’s Life Center

Tilly’s Life Center (“TLC”), is a charitable organization that was founded and is run by Ms. Levine. Our board has approved annual support for TLC of up to $70,000 in fiscal 2017 and $75,000 in fiscal 2018. We incurred costs of approximately $66,000 related to printing of TLC’s program materials, marketing support, and website services during fiscal 2017.

PLAN OF DISTRIBUTION

Any of the Selling Stockholders may sell some or all of the Class A common stock covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. To the extent required, this prospectus and any free writing prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The Class A common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The Selling Stockholders may decide not to sell the Class A common stock described in this prospectus. We cannot assure holders that any Selling Stockholder will use this prospectus to sell any or all of the Class A common stock. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a Selling Stockholder may transfer, devise or gift the Class A common stock by other means not described in this prospectus.

Offers to purchase the Class A common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Class A common stock from time to time. Any agent involved in the offer or sale of the Class A common stock will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the Class A common stock being offered by this prospectus, the Class A common stock will be sold to the dealer, as principal. The dealer may then resell the Class A common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the Class A common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Class A common stock to the public. In connection with the sale of the Class A common stock, the Selling Stockholders or the purchasers of Class A common stock for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Class A common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the Class A common stock as a principal, and may then resell such Class A common stock at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the Class A common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock sold pursuant to this prospectus will be listed on the New York Stock Exchange. To facilitate the offering of Class A common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. This may include over-allotments or short sales of Class A common stock, which involve the sale by persons participating in the offering of more Class A common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Class A common stock by bidding for or purchasing Class A common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Class A common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us and our affiliates or the Selling Stockholders and their respective affiliates, or perform services for us and our affiliates or the Selling Stockholders and their respective affiliates, in the ordinary course of business for which they receive compensation. If a Selling Stockholder uses this prospectus for any sale of the shares of Class A common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock offered pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders who purchase shares of our Class A common stock offered pursuant to this prospectus and who hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	persons subject to special tax accounting rules as the result of any item of gross income with respect to our Class A common stock being taken into account in an “applicable financial statement,” as defined in the Code; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Description of Capital Stock—Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds our Class A common stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the issuance of the securities offered hereby. Additional legal matters may be passed upon for us, the Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of February 3, 2018 and January 28, 2017 and for each of the three years in the period ended February 3, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the Class A common stock being registered hereby.

SEC registration fee	$17,711.68
Printing and engraving expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Miscellaneous	$(1)

Total	$(1)

(1)	These fees are calculated based on the Class A common stock offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our certificate of incorporation limits the personal liability of our directors. Consequently, directors will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability due to:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions.

In addition, our bylaws provide that:

•	our board of directors is authorized to indemnify our directors, officers, employees and agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, certain officers, employees and agents, in connection with legal proceedings, subject to limited exceptions.

In addition, we have entered into agreements with each of our directors and executive officers to provide that, subject to limited exceptions and among other things, we will indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or executive officer. We also currently have directors’ and officers’ liability insurance.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Tilly’s, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-175299), filed on September 7, 2011).

3.2	Amended and Restated Bylaws of Tilly’s, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 20, 2013).

4.1	Form of Class A common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 5 to the Registration Statement on Form S-1 (Registration No. 333-175299), filed on April 23, 2012).

5.1+	Opinion of Latham & Watkins LLP.

23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2+	Consent of BDO USA, LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

+	Filed herewith
*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on the 17th day of July, 2018.

Tilly’s, Inc.

By:	/s/ Edmond Thomas
Edmond Thomas
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmond Thomas and Michael Henry, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities on July 17, 2018.

SIGNATURE	TITLE

/s/ Edmond Thomas Edmond Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael Henry Michael Henry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Hezy Shaked Hezy Shaked	Executive Chairman of the Board and Chief Strategy Officer

/s/ Doug Collier Doug Collier	Director

/s/ Seth Johnson Seth Johnson	Director

/s/ Janet Kerr Janet Kerr	Director

/s/ Bernard Zeichner Bernard Zeichner	Director